UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
    [   ]    Preliminary Proxy Statement
    [   ]    Confidential, For Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
    [ X ]    Definitive Proxy Statement
    [   ]    Definitive Additional Materials
    [   ]    Soliciting Material Under Rule 14a-12

                               INFONOW CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
    [ ]   Fee computed on table below per Exchange Act Rules. 14a-6(i)(1) and
          0-11.
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          (1) Title of each class of securities to which transaction applies:
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          (2) Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4) Proposed maximum aggregate value of transaction:
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          (5) Total fee paid:
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


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    [ ] Fee paid previously with preliminary materials.
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    [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed: April 5, 2005
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


                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of InfoNow Corporation, a Delaware corporation ("InfoNow" or the "Company"), will be held on May 12, 2005 at the Company's offices at 1875 Lawrence Street, Suite 1100, Denver, Colorado at 10:00 a.m. local time. The items of business to be considered at the meeting, all of which are more completely set forth in the accompanying proxy statement, will be:

     1. To elect four (4) directors to serve until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 30, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. All stockholders are cordially invited to attend the Annual Meeting, but only stockholders of record on March 30, 2005 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at the Annual Meeting and at InfoNow's principal executive offices during ordinary business hours for the ten-day period prior to the Annual Meeting.


                                            By Order of the Board Of Directors:


                                            By: /s/ Jeffrey Peotter
                                                --------------------------------
                                            Jeffrey Peotter, Chairman
                                            April 4, 2005
                                            Denver, Colorado


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WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR
SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING
IT IN THE ACCOMPANYING POSTAGE PREPAID (IF MAILED WITHIN THE UNITED STATES) RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.
           Your proxy may be revoked at any time before it is voted.
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


                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 12, 2005

                             SOLICITATION OF PROXIES
                             -----------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InfoNow Corporation (the "Board"), a Delaware corporation ("InfoNow" or the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 12, 2005 at 10:00 a.m. local time, at the Company's offices at 1875 Lawrence Street, Suite 1100, Denver, Colorado, and at any and all adjournments or postponements of such meeting. This Proxy Statement and the accompanying Proxy Card are being sent or mailed on or about April 8, 2005 to the Company's Stockholders who are entitled to notice of and to vote at the Annual Meeting.

Voting Tabulation

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of our common stock, $0.001 par value per share, represented will be voted in accordance with the instructions contained therein. Only shares of our common stock are entitled to vote at the Annual Meeting because our common stock is the only class of our voting equity securities outstanding. Executed proxies that contain no instructions will be voted FOR the election of each of the nominees for director and FOR each of the other proposals described herein. Abstentions will be considered present and entitled to vote at the Annual Meeting but will have no effect with respect to the election of directors.

     If your shares are registered in the name of a broker or other "street name" nominee, your votes will only be counted as to those matters actually voted by the broker or other nominee on your behalf. Brokers and other nominees will have the authority to vote on all matters to be considered at the Annual Meeting without your instructions. Broker non-votes will be considered present and entitled to vote at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. With respect to the election of directors, votes may be cast in favor or withheld for each director nominee; votes that are withheld and broker non-votes will be excluded entirely from the tabulation of votes and will have no effect. The proxies will be tabulated and votes counted by our transfer agent and registrar, Computershare Investor Services.

     Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting, by itself, will not be sufficient to revoke a proxy.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy Card, and of the solicitation of votes pursuant hereto, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company may also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy solicitation materials to beneficial owners, and may reimburse such banks and brokers for reasonable out-of-pocket expenses that they may incur in so doing.

Outstanding Capital Stock

The Board has established the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting to be March 30, 2005. At the close of business on that day, there were 10,055,398 shares of common stock of the Company outstanding and entitled to vote at the meeting.

Quorum and Voting Rights

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum for each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be considered present and entitled to vote at the Annual Meeting for purposes of establishing a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.

Action to Be Taken at the Meeting and Votes Required

Unless the Stockholder otherwise specifies in the Proxy Card, all properly executed Proxy Cards will be voted by the proxies (i) FOR the election of each of the four nominees named herein for the office of director, and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     A plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of each of the director nominees. If any other matter of business is properly brought before the meeting, the proxies will vote on such matters at their discretion. The directors are not aware of any such other matters or business to be brought before the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table and notes set forth as of March 14, 2005, the number of shares of the Company's outstanding common stock beneficially owned by (i) beneficial owners of 5% or more of the Company's common stock; (ii) the Named Executive Officers set forth on page 10 of this Proxy Statement, (iii) each director and nominee for director of the Company, and (iv) all Named Executive Officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission (the "SEC") or upon information provided by such persons to the Company, and the percentages are based upon 10,055,398 shares of common stock outstanding on March 14, 2005.

                                                Amount and                                 Shares Beneficially
                                                Nature of           Percent of Class        Owned Which May be
          Name and Address of                   Beneficial            Beneficially            Acquired Within
            Beneficial Owner                    Ownership                Owned(1)              60 Days(2)
  -------------------------------------     ----------------        ----------------       --------------------

  Certain Beneficial Owners
  Diker Management, LLC(3)                        922,975                   9.2%                  922,975
  745 Fifth Avenue, Suite 1409
  New York, New York 10151.

  Executive Officers and Directors(4):
  Michael W. Johnson(5)                         1,722,715                 15.06%                1,380,656
  Jeffrey Peotter                                 227,858                  2.25%                   70,000
  Allan R. Spies                                  155,715                  1.53%                  105,000
  Duane Wentworth                                  90,000                  0.89%                   80,000
  Mark Geene                                      400,000                  3.83%                  400,000
  Harry R. Herbst                                 410,968                  3.93%                  394,896
  Donald Kark                                     527,865                  4.99%                  513,865
  James Medina                                     55,272                  0.55%                   55,272

  All Executive Officers and                    3,590,393                 27.50%                2,999,689
  Directors as a Group (8 persons):


     (1) Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants which are currently exercisable or exercisable within 60 days of March 14, 2005 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
     (2) Represents the number of shares of common stock set forth under the column "Amount and Nature of Beneficial Ownership" that the beneficial owner has the right to acquire through the exercise of warrants or options that are currently exercisable or that are exercisable within 60 days of March 14, 2005.
     (3) Diker Management, LLC reports having shared voting and dispositive power over the shares reported, 403,909 of which are reported as beneficially owned directly by Diker Value-Tech Fund, LP, and 519,066 of which are reported as beneficially owned directly by certain accounts managed by Diker Management, LLC, as the investment manager. Diker GP, LLC, the sole general partner of Diker Value-Tech Fund, LP, reports having shared voting and dispositive power over the shares beneficially owned directly by Diker Value-Tech Fund, LP. Each of Charles M. Diker and Mark N. Diker, the managing members of each of Diker GP, LLC and Diker Management, LLC, also report having shared voting and dispositive power over the shares reported as beneficially owned by each of Diker GP, LLC and Diker Management, LLC. Each of Diker Value-Tech Fund, LP, Diker GP, LLC, Charles M. Diker and Mark N. Diker shares the address of Diker Management, LLC stated in the table.
     (4) The business address for each Named Executive Officer and Director provided above is 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202.

         (5) Includes 230,769 shares owned by Lost Angel Ventures, a limited liability company in which Michael Johnson and Lisa Johnson have shared voting and dispositive power.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock to file with the SEC and deliver to us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the Company. Based solely upon a review of those reports furnished to the Company during the fiscal year ended December 31, 2004, to the Company's knowledge, the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that, three Forms 4 reporting the exercise of employee stock options by Mr. Herbst were filed late; three Forms 4 reporting the exercise of employee stock options by Mr. Medina were filed late; and one Form 4 reflecting bi-annual stock option grants for each of Messrs. Peotter and Spies granted as part of their previously approved board compensation package was filed late. With one exception, the aforementioned late filings were completed within one to three days of the required filing date.

                                   PROPOSAL 1
                                   ----------
                              ELECTION OF DIRECTORS
                              ---------------------

Pursuant to the Bylaws of the Company, the authorized number of directors of the Company has been set at five. The members of the Governance Committee recommended and approved four director nominees. Based on recommendations from the Governance Committee, the Board has nominated four persons to be directors and four directors are to be elected at the meeting. The Company is currently conducting a search to fill the fifth director vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee will be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and has qualified. Proxy holders will not be able to vote the proxies held by them for more than four persons. If a quorum is present, the four nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

       THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH
                                                                ---
                             NOMINEE FOR THE BOARD.

      The Board's nominees for director, each of whom is an incumbent director, are as follows:

      Nominee                       Age         Served as a Director Since
      -------                       ---         --------------------------

      Michael W. Johnson             43                    1995

      Jeffrey Peotter                47                    2002

      Allan R. Spies                 56                    2000

      Duane Wentworth                74                    1997

     Michael W. Johnson has been a director of the Company since October 1995 and served as Chairman of the Board from September 1998 to March 2005. From October 1995 to March 2005, he served as President and Chief Executive Officer of InfoNow. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management-consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, customer service, and mergers and acquisitions. Mr. Johnson holds a Bachelor of Science degree in Applied and Engineering Physics, and a Bachelors of Arts degree in English from Cornell University, a Diplome from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

     Jeffrey Peotter joined our Board of Directors in July 2002 and was elected Chairman of the Board in March 2005, bringing more than 23 years of software and high-tech experience to InfoNow. Prior to joining InfoNow, Mr. Peotter served from February 2000 until 2001 as Vice President of Corporate Development for BEA Systems, a leading enterprise software provider, where he was responsible for strategic planning, mergers and acquisitions, and venture investing. Previously at BEA, he was Vice President and General Manager of a software development division of BEA, growing the division's operations nearly four fold in less than 18 months. Under his leadership, the operation expanded to serve clients worldwide. Mr. Peotter held executive positions in leading global enterprises, including the role of Co-founder and Co-chief Executive Officer of Leader Group, Inc., a software and services production and implementation firm that was later acquired by BEA Systems. Prior to Leader Group, Mr. Peotter held key management and sales positions with Sybase, Hewlett-Packard, and AT&T. Mr. Peotter holds a Bachelor of Science degree in Business Administration from the University of Illinois. He currently serves as general manager of a real estate development company. Mr. Peotter serves on our Board's Audit and Governance Committees.

     Allan R. Spies has been a director since October 2000. Mr. Spies brings nearly 30 years of operations, finance and management expertise, gained through executive positions in leading global enterprises, to the Board. From 1996 to 2000, he served as the Chief Financial Officer of US West, a major telecommunications firm located in Denver, Colorado. In this role, Mr. Spies was responsible for internal and external finance including strategy, operations and investor relations. Mr. Spies worked for MediaOne from 1993 to 1996; he worked for US West when it spun off from AT&T from 1983 to 1993; and he worked for AT&T from 1970 to 1983. Mr. Spies holds a Bachelor of Science degree in Physics from California Lutheran University and a Master of Science degree in Management from Pace University. He currently serves on the Board of Directors and the Audit Committee of iPass Inc. (NASDAQ:IPAS). Mr. Spies is chair of our Audit Committee and a member of our Governance Committee.

     Duane Wentworth has been a director since July 1997 and has served as a management consultant to various businesses since 1992. Mr. Wentworth has over 41 years of business experience, including serving in management positions with IBM and Control Data. During his tenure at Control Data, from 1976 to 1982, he was responsible for the formation of Professional Services Division, which provided world-wide consulting services for Control Data. Mr. Wentworth has also served as chairman and owner of Data Decisions, Inc., a supplier of specialized data processing services. Mr. Wentworth holds a Bachelor of Science degree in Mathematics from Mayville State University and a Master of Science degree in Mathematics from the University of North Dakota. Mr. Wentworth is chair of our Governance Committee and a member of our Audit Committee.

     Messrs. Johnson, Peotter, Spies and Wentworth currently serve on the Company's Board. Directors are elected annually to serve until the next annual meeting of Stockholders or until their successors are duly elected and have qualified. Messrs. Peotter, Spies and Wentworth are independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. There are no family relationships among the Named Executive Officers, directors and nominees for election to the Board. Each of the nominees for director is a citizen of the United States of America.

                             Committees of the Board
                             -----------------------

The Board has established an Audit Committee and a Governance Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company. The members and functions of these committees are as follows:

Audit Committee

The members of the Audit Committee are Jeffrey Peotter, Allan Spies and Duane Wentworth. Mr. Spies serves as Chairman. All of the Audit Committee members satisfy the applicable NASD listing standards for Audit Committee service. Mr. Peotter, Mr. Spies and Mr. Wentworth have past employment experience as senior executive officers with financial oversight responsibilities, and they are "financial experts" as defined by the SEC.

     The Audit Committee adopted a revised Audit Committee Charter in January 2004, a copy of which was attached as an appendix to last year's proxy statement and is currently available on the Company's website at www.infonow.com. The Audit Committee is responsible for, among other things, (i) engaging, compensating and overseeing the work of independent auditors for the purposes of preparing and issuing an audit report or performing other audit, review or attest services for the Company; (ii) reviewing the scope of, and the fees for, the annual audit and considering whether the provision of non-audit services is compatible with auditor independence, (iii) reviewing and approving in advance related-party transactions; (iv) reviewing with the independent auditors the corporate accounting practices, controls and policies of the Company, (v) reviewing the Company's quarterly and annual financial statements, including any changes in accounting principles and reporting standards used in the preparation of such statements, and discussing them with management and the independent auditors; (vi) reviewing with the independent auditors their final annual audit report, (vii) being available to the independent auditors during the year for consultation purposes; (viii) implementing and maintaining procedures for the receipt, retention and treatment of complaints regarding financial reporting matters, including anonymous submissions by Company employees, regarding internal controls, accounting or financial reporting; and (ix) investigating any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The Audit Committee met six times during the fiscal year ended December 31, 2004, and held one executive session with the independent auditors, at which no members of management were present. In addition, Mr. Spies, Chairman of the Audit Committee, met privately with the independent auditors once in 2004.

     Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the members of the Audit Committee have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

Audit Committee Report

The Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits, their evaluation of the Company's internal controls and overall quality of the Company's financial reporting. The Audit Committee has also reviewed and discussed the audited financial statements with the management of the Company and has discussed with the independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by Regulation S-X Rule 2-07, "Communication with Audit Committees" and SAS 61, as amended, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the issue of independence with the independent auditor. The Audit Committee has also considered whether the independent auditor's provision of other non-audit services to the Company is compatible with the auditor's independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the SEC.

Independent Auditor Fees

The following table summarizes the aggregate fees billed to InfoNow by Deloitte & Touche, LLP for the last two fiscal years ended December 31:

($ in 000s)                                      2004            2003
                                                ------          ------

Audit Fees (1)                                  $ 99.0          $ 92.5(3)

Audit-Related Fees                              $  8.7              0

Tax Fees (2)                                    $  9.7          $ 21.9

All Other Fees                                     0                0
                                                ------           ------
Total                                           $117.4          $114.4


(1)  Fees for audit and audit-related services billed in 2004 consisted of:
     -    Audit of the Company's annual financial statements
     -    Reviews of the Company's quarterly financial statements
     -    Accounting Consultations

Fees for audit and audit-related services billed in 2003 consisted of:
     -    Audit of the Company's annual financial statements
     -    Reviews of the Company's quarterly financial statements
     -    Consents and other services related to SEC matters

(2) Fees for tax services billed in 2004 and 2003 consisted of tax compliance, including:
     -    Federal, state and local tax return assistance; and
     -    Sales and use, property and other tax return assistance

(3) Includes $8,500 billed in 2004 after the filing of InfoNow's proxy statement related to its 2004 annual meeting for the audit of InfoNow's 2003 financial statements.

     The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent auditors and must approve in advance any non-audit services to be performed by the independent auditors. The Audit Committee has not established formal audit and non-audit pre-approval policies; rather the Audit Committee reviews and approves each proposed engagement on a case-by-case basis to determine whether the provision of services is compatible with maintaining the independence of the independent auditor. The Audit Committee reviewed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Respectfully submitted on March 20, 2005 by the members of the Audit Committee of the Board.

      Allan R. Spies, Chair
      Jeff Peotter
      Duane Wentworth

Governance Committee

In August 2002, the Board created a Governance Committee, which is responsible for the performance of duties previously delegated to our Compensation Committee, among other things. The Governance Committee handles Board nominations; executive officer appraisals, compensation, and succession planning; and other functions related to corporate governance. In February 2004, the Governance Committee adopted a written charter, which is available on the Corporate Governance section (under Investor Relations) of the Company's website at www.infonow.com.

     The members of the Governance Committee are Jeff Peotter, Allan Spies and Duane Wentworth. Mr. Wentworth serves as Chairman. All of the Governance Committee members are independent as defined by Rule 4200(a)(15) of the NASD listing standards. The Governance Committee met four times during the fiscal year ended December 31, 2004, and held no executive sessions where no members of management were present.

Nomination of Directors

In considering whether to nominate a candidate for election to the Board, each candidate's qualifications are considered in their entirety. There are no minimum qualifications. Potential candidates are identified from a number of sources, including but not limited to current Board members, InfoNow employees, stockholders and other interested parties, as appropriate. Candidates are evaluated by the Governance Committee in the context of current Board composition, the operating requirements of InfoNow and the long-term interests of stockholders. In determining whether to nominate a potential candidate, the Governance Committee considers, among other things, the candidate's work experience, personal reputation for integrity, and leadership ability.


Procedures for Stockholder Nominations and other Stockholder Communications to the Board

In February 2004, the Governance Committee recommended to the Board and the Board adopted a resolution outlining procedures for nominating candidates for Board membership. Consistent with applicable law, InfoNow will consider nominating directors to the Board who are recommended by stockholders pursuant to the procedures set forth below:

o The Governance Committee must receive proposals for board nominees no less than 120 days nor more than 150 days prior to the date of the Annual Meeting of Stockholders at which the election is to be held, or if the date for the annual meeting is changed by more than 30 days from the date of the prior year's annual meeting, a reasonable time before InfoNow begins to print and mail its proxy materials.

o Stockholder proposal(s) for director nominations must include the following information, which is consistent with the information reviewed in connection with director nomination candidates recommended from other sources: information regarding the stockholder making the proposal, including (i) name, address, and number of shares of InfoNow beneficially owned; (ii) representation that stockholder or stockholder's bank, broker or other nominee is entitled to vote at the meeting at which directors will be elected, and that stockholder or stockholder's bank, broker or other nominee intends to cast its vote for the election of the stockholder's director nominee, if so nominated; (iii) name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy rules, including, but not limited to resume, biographical information for the last five years, including directorships and positions held with other companies, date of birth, and a list of references; (iv) a description of any relationship, arrangement or understanding between stockholder and nominee and any other person (including names) pursuant to which the nomination is made; (v) a description of any direct or indirect relationship, arrangement or understanding between stockholder or nominee and InfoNow; and (vi) consent of each such nominee to serve as a director if elected.

o Following verification of stockholder status, the Governance Committee will make an initial analysis of the qualifications of the candidate pursuant to the same criteria that would be used to evaluate a potential candidate nominated by the Governance Committee, summarized in the Company's "Board Nominee Qualifications Guidelines," a copy of which is available in the Corporate Governance Section of the Company's website at www.infonow.com.
                                                              ---------------

     The Governance Committee may, in its discretion, determine not to nominate director candidates suggested by stockholders, employees or other interested parties. Other than as set forth above, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Governance Committee.

     The Governance Committee has recommended, and the Board has approved, the following procedures to enable stockholders to communicate to individual or collective members of the Board: Stockholders may communicate with the Board by sending an email to BoardofDirectors@infonow.com or by sending a letter to InfoNow Corporation Board of Directors, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202. The correspondence will be forwarded to the Chairperson of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to InfoNow or its business, or is similarly inappropriate. The Company has the right to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communication.

Board Meetings and Attendance

During the fiscal year ended December 31, 2004, there were 11 meetings of the Board, including one non-executive session. During the last full fiscal year, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served. At the last Annual Meeting of Shareholders, held on May 14, 2004, all four directors then in office were in attendance either in person or telephonically. Pursuant to a policy adopted by the Board in February 2004, all Directors are encouraged, but not required, to attend the Company's Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

In February 2004, the Governance Committee recommended to the Board and the Board adopted a Code of Business Conduct and Ethics for InfoNow, a copy of which is available in the Investor Relations Section of the Company's website at www.infonow.com.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service on the Board. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and committee meetings. Each director who is not a full-time employee of the Company also receives:

     o on a bi-annual basis, a ten year option to purchase 35,000 shares of the Company's common stock that vests in 24 equal monthly installments and is granted with an exercise price per share equal to the fair market value of each underlying share of common stock on the date of grant (vested options may be exercised at any time during the ten-year option term irrespective of whether the option recipient continues to serve as a Company director);
     o an annual retainer fee of $7,000, paid in equal quarterly installments of $1,750(1); and
     o a per-meeting retainer fee of $500 for attendance at committee meetings(1).

In addition, beginning January 1, 2005, the Chairperson of the Audit Committee will receive an annual retainer fee of $3,500, paid in equal quarterly installments of $875, and beginning March 2, 2005, the Chairperson of the Board will receive an annual retainer fee of $3,500 paid in quarterly installments of $875, beginning in the second quarter of 2005. In the first quarter of 2005, the quarterly payment will be prorated, based on the term of service and will total $292.

(1) Pursuant to his separation agreement dated March 25, 2005, Michael Johnson will not receive an annual retainer fee or a per-meeting fee for serving on the Board.

Independent Auditors
--------------------

Last year, the Audit Committee selected Deloitte & Touche, LLP as InfoNow's independent auditors to perform the audit of our financial statements for 2004, and the stockholders ratified this selection at the 2004 Annual Meeting. Deloitte & Touche, LLP has served as our independent auditors since March 2000. Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

     In an effort to reduce costs, the Company is currently seeking proposals from various accounting firms, including Deloitte and Touche, LLP, to obtain accounting services at the most competitive rates for the 2005 fiscal year.

                               EXECUTIVE OFFICERS
                               ------------------

The following persons are the Executive Officers of the Company:

Name                Age                               Position and Offices Held
-------------------------------------------------------------------------------

Harry R. Herbst     53                          Interim Chief Executive Officer

James Medina        43                          Interim Chief Financial Officer

Mark Geene          46    Executive Vice President, Field and Client Operations

Donald Kark         41       Executive Vice President, Chief Technology Officer


     Harry Herbst was named interim Chief Executive Officer in March 2005. From February 2001 to March 2005, he served as Executive Vice President and Chief Financial Officer. Prior to joining InfoNow, Mr. Herbst was Executive Vice President and Chief Financial Officer at ICG Communications, Inc. From 1995 to 1998 he served as Vice President, Finance and Strategic Planning, and Treasurer for Gulf Canada Resources Limited. Prior to that, Mr. Herbst began his professional career as a CPA with Coopers & Lybrand (now PriceWaterhouseCoopers). He holds a Masters degree from the University of Denver and an undergraduate degree in accounting from the University of Colorado.

     James Medina was named interim Chief Financial Officer in March 2005. From May 2001 to March 2005, he served as Vice President, Controller and Treasurer, after joining InfoNow as Vice President and Controller in May 2000. Mr. Medina has more than 20 years of experience in the areas of finance, accounting and management. Prior to joining InfoNow, he served as Vice President of Finance and Administration for Teikyo Loretto Heights University from July 1997 to May 2000. Prior to that, Mr. Medina held various financial management positions at Neodata (now Kable News Inc.), Intelligent Electronics, and Echosphere Corporation. He holds a Bachelor of Science degree in Accounting from the University of Colorado and a Masters of Business Administration from the Daniels School of Business at the University of Denver.

     Mark Geene was appointed to his current position as Executive Vice President, Field and Client Operations in August 2004. He joined the Company as Executive Vice President of Sales, Marketing and Business Development in September 2003. From March 2002 to September 2003, he served as senior vice president of worldwide sales and field operations at Dorado Software Inc., where he and his team delivered significant revenue growth, established key distribution agreements and expanded sales operations to Asia and Europe. From August 2001 to February 2002, Mr. Geene served as Executive Vice President of Alventive Software. From June 1999 to July 2001, Mr. Geene held various executive management positions at Tenfold Corporation, where and his team grew revenues from $4.5 million to $33 million in two years, and where Mr. Geene was significantly involved in that company's initial public offering. Mr. Geene holds a Bachelor of Science degree in Computer Engineering from Worcester Polytechnic Institute.

     Donald Kark was named Chief Technology Officer in March of 2000, after serving as Executive Vice President since May of 1997. Prior to joining InfoNow in December 1996, Mr. Kark was with Welkin Associates, Ltd., where from June 1995 to December 1996, he was a consultant and advisor to high technology and government clients on data collection, analysis and mining systems. From June 1985 to June 1995, Mr. Kark worked with TRW, Inc. (now part of Northrup Grumman) as a Chief Engineer, Project Manager, Hardware Engineer and Software Engineer. He holds a Bachelor of Science degree in Computer Science and Electrical Engineering from Purdue University and has won numerous awards for his professional accomplishments, including TRW's most prestigious engineering award, the TRW Chairman's Award for Innovation.

     All executive officers are citizens of the United States of America and are appointed by the Board and serve at the Board's discretion. From July 1998 to December 2000, Mr. Herbst served as Executive Vice President and Chief Financial Officer of ICG Communications, Inc. ("ICG"). In November 2000, ICG and certain of its subsidiaries filed voluntary petitions for Chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware.

EXECUTIVE COMPENSATION
----------------------

The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 2004, 2003, and 2002 by the Company's Chief Executive Officer and by the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2004 fiscal year and whose individual total annual salary and bonus for the 2004 fiscal year exceeded $100,000 (the "Named Executive Officers").

                                 SUMMARY COMPENSATION TABLE

                                                       Annual                              Long-Term
                                                    Compensation                          Compensation
                                                                                          ------------
                                                                                            Awards
                                          ------------------------------------------      ------------
                                                                             Other         Securities
Name and                                     Salary            Bonus         Annual        Underlying
Principal Position            Year             ($)              ($)           Comp          Options(#)
------------------------------------------------------------------------------------------------------

Harry R. Herbst               2004           216,692             -           900(1)        200,000
   Interim Chief              2003           181,517             -           900(1)         39,896
   Executive Officer          2002           190,000             -           900(1)         55,000

James Medina                  2004           120,090             -           900(1)         30,000
   Interim                    2003           102,465             -           900(1)         25,000
   Chief Financial            2002           102,500             -           990(4)         16,000
   Officer

Mark Geene                    2004          305,156(2)           -           900(1)              -
   EVP/Field and Client       2003           57,115(3)           -           225(1)        400,000
   Operations

Donald Kark                   2004           208,407             -          1750(4)         50,000
   EVP/Chief                  2003           166,871             -          1750(4)        179,115
   Technology Officer         2002           160,000             -          1763(4)         65,000

Michael W. Johnson            2004           250,204             -          1360(4)              -
   Former CEO,                2003           188,951             -          1360(4)        380,000
   President, and
   Chairman of the Board      2002           200,000             -         1,486(4)        290,000

--------------------
(1)   Represents annual parking costs paid by the Company.
(2)  Represents annual salary of $225,000 and commission payments of $80,156.
(3)  Mr. Geene joined InfoNow on September 30, 2003.
(4) Represents cost of annual premium payments for term life insurance policies for the benefit of the executive officer and annual parking costs of $900.

The following table presents information concerning individual grants of options to purchase shares of our common stock made during the fiscal year ended December 31, 2004 to each of the Named Executive Officers. No stock appreciation rights ("SARs") were issued during the year ended December 31, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                             Number of       Percent of Total
                            Securities            Options            Exercise
                            Underlying          Granted to              or
                              Options           Employees           Base Price
Name                         Granted           in Fiscal Year          ($/Sh)          Expiration Date
----                         -------           --------------          ------          ---------------

Harry R. Herbst            200,000(1)             18.79%                $2.945         02/03/2014

James Medina                30,000(1)              2.82%                $2.435         02/24/2014

Mark Geene

Donald Kark                 50,000(1)               4.7%                $2.945         02/03/2014

Michael W. Johnson


--------------------
(1)  On December 13, 2004, the Board unanimously approved the acceleration of the vesting of all outstanding Company stock options having an exercise price greater than $1.19, the fair market value of the underlying shares of common stock at the close of market on the grant date as quoted on the
     Nasdaq Stock Market, that had been previously granted to employees and directors of the Company as of December 13, 2004. Consequently, these options were fully vested as of that date.

The following table sets forth the fiscal year-end value of in-the-money options to purchase common stock for each Named Executive Officer as of December 31, 2004.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                         Shares         Value           Number of Securities              Value of Unexercised
                       Acquired on    Realized         Underlying Unexercised             In-the-Money Options
                        Exercise         ($)           Options at FY-End (#)                at FY-End ($)(1)
                                                       ---------------------                ----------------
        Name                                       Exercisable     Unexercisable     Exercisable     Unexercisable
        ----                                       -----------     -------------     -----------     -------------
Harry R. Herbst             108,000      179,070     394,896                 0         $ 5,250            $     0
James Medina                 49,061       91,023      55,272               667         $ 3,010            $   560
Mark Geene                                           400,000                 0         $     0            $     0
Donald Kark                   5,000       11,385     513,865             6,250         $16,325            $ 2,500
Michael W.  Johnson                                1,380,656                 0         $ 9,450            $     0

(1) Based upon the difference between the exercise price and the fair market value of the Company's common stock underlying the stock options at December 31, 2004 that had an exercise price less than the fair market value of the common stock on such date. The fair market value of Company common stock at December 31, 2004, measured as the mean of the closing bid and asked prices of the common stock on such date, was $1.18 per share.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004, regarding securities authorized for issuance under the Company's equity compensation plans and pursuant to outstanding warrants issued in exchange for past services. The equity compensation plans include the 1990 Stock Option Plan and the 1999 Stock Option Plan. As of December 31, 2004, there were 1,015,359 options outstanding and no shares of common stock available for future grant under the 1990 Stock Option Plan, which has expired. As of December 31, 2004, there were 3,805,361 options outstanding and 1,531,126 shares available for grant under the 1999 Stock Option Plan. Both of these equity compensation plans have been approved by the Company's stockholders.

--------------------------------------------------------------------------------------- ----------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                   outstanding options,         options, warrants and        (excluding securities
                                    warrants and rights                rights              reflected in column (a))
Plan Category                               (a)                          (b)                          (c)
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by shareholders:                4,820,720                      $2.07                      1,531,126
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders(1):               126,387                      $2.75                          0
--------------------------------------------------------------------------------------------------------------------

         Total:                          4,947,107                      $2.09                      1,531,126
----------------------------------------------------------- --------------------------------------------------------

(1)  Represents warrants issued as consideration in exchange for consulting services in 1995 and 2000.



                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                 -----------------------------------------------
                       AND CHANGE-IN-CONTROL ARRANGEMENTS
                       ----------------------------------

On March 7, 2005, we amended Harold R. Herbst's employment agreement to provide for his employment as our interim Chief Executive Officer for a six-month period commencing on March 4, 2005. In connection with his amended employment agreement, on March 25, 2005, the Board issued to Mr. Herbst options to purchase 100,000 shares of our common stock, 50,000 of which will vest on September 25, 2005 with the remainder vesting on December 30, 2005. If Mr. Herbst is removed as Chief Executive Officer of the Company prior to the aforementioned vesting dates, the 100,000 options granted in connection with his amended employment agreement will vest on the date of such removal. The amended agreement allows our Board of Directors to review Mr. Herbst's performance as interim Chief Executive Officer and to determine, in its sole discretion, whether Mr. Herbst should be retained after the interim period as our Chief Executive Officer, be returned to his previous position, or be terminated in accordance with terms of his employment agreement. On March 25, 2005, the Board issued to Mr. Herbst additional performance incentive stock options to purchase 50,000 shares of our common stock, which will vest on December 30, 2005. Mr. Herbst, who is 53 years of age, served as our Chief Financial Officer from February 2001 to March 2005. Except to the extent necessary to reflect Mr. Herbst's appointment for six months as our interim Chief Executive Officer and to reflect his new stock option grant, we did not amend the material terms of Mr. Herbst's prior employment agreement, dated February 3, 2004. The agreement provides for a base annual salary of $225,000, as well as cash performance bonuses of up to $75,000 based on defined performance targets. The agreement provides for the periodic review and adjustment of Mr. Herbst's base salary. Under this agreement, Mr. Herbst was granted an option to purchase 200,000 shares of the Company's common stock, with an exercise price based on the fair market value of the Company's stock on February 3, 2004. Such options were fully vested on December 13, 2004 pursuant to the Board action mentioned above. Mr. Herbst is also eligible to receive additional options to purchase common stock as authorized from time to time by the Board. If Mr. Herbst is terminated without cause, he is entitled to severance payments equal to 100% of his annual base salary then in effect. If, during the terms of his agreement, Mr. Herbst dies or is prevented from performing the essential function of his job by reason of illness of incapacity, he (or his estate) is entitled to severance payments equal to 25% of his annual base salary. The Company's stock option plans provide for accelerated vesting of stock options, at the discretion of the Governance Committee, in the event there is a change in control of the Company.

     On March 7, 2005, we entered into a letter agreement with James L. Medina appointing him to be our interim Chief Financial Officer for a six-month period commencing on March 4, 2005 to fill the vacancy created by Mr. Herbst's interim promotion. On March 25, 2005, the Board issued to Mr. Medina performance incentive stock options to purchase 50,000 shares of the Company's common stock, 10,000 of which will vest on September 25, 2005 with the remainder vesting on December 30, 2005. Mr. Medina, who is 43 years of age, has been our Vice President, Controller and Treasurer since May 2001. Mr. Medina joined us in May 2000 as Vice President and Controller. The letter agreement allows our Board of Directors to review Mr. Medina's performance as interim Chief Financial Officer and to determine, in its sole discretion, whether Mr. Medina should be retained after the interim period as our Chief Financial Officer or be returned to his previous position. Except to the extent necessary to reflect Mr. Medina's appointment for six months as our interim Chief Financial Officer, we did not amend the material terms of Mr. Medina's prior employment and $125,000 annual salary.

     On March 25, 2005, the Company entered into a waiver agreement Mark W. Geene, Executive Vice President, Field and Client Operations, in connection with his August 22, 2003, three-year employment agreement with InfoNow. The waiver agreement, which was completed in conjunction with the Company's efforts to reduce costs in 2005, includes Mr. Geene's agreement to forego approximately $23,000 in commission payments in the first half of 2005. In connection with the waiver agreement with Mr. Geene, on March 25, 2005, the Board issued to Mr. Geene options to purchase 46,000 shares of InfoNow's common stock, which vest on September 25, 2005. On March 25, 2005, the Board also issued to Mr. Geene additional performance incentive stock options to purchase 100,000 shares of the Company's common stock, which will vest on December 30, 2005. Mr. Geene's employment agreement, with an effective date of October 1, 2003, provides for a base salary of $225,000, and quarterly cash performance bonuses based on defined quarterly revenue targets as follows: 0.5% of total quarterly revenue for the first $2.5 million of revenue in any given quarter, and 2.0% of quarterly revenue above $2.5 million in any given quarter. The agreement provides for the periodic review and adjustment of Mr. Geene's base salary. The agreement also grants Mr. Geene the option to purchase 400,000 shares of the Company's common stock, with an exercise price based on the fair market value on October 1, 2003. Such options were fully vested on December 13, 2004 pursuant to the Board action mentioned above. Mr. Geene is also eligible to receive additional options to purchase common stock as authorized from time to time by the Board. Mr. Geene's stock option agreement provides for the acceleration of the vesting of 50% of the options awarded to him in the event that there is a change in control of the Company. If Mr. Geene is terminated without cause, he is entitled to severance equal to 50% of his annual base salary then in effect. He is also entitled to maintain his employee benefits for six months. If, during the terms of his agreement, Mr. Geene dies or is prevented from performing the essential function of his job by reason of illness or incapacity, he (or his estate) is entitled to severance payments equal to 25% of his annual base salary. The Company's stock option plans provide for accelerated vesting of stock options, at the discretion of the Governance Committee, in the event there is a change in control of the Company.

     On March 22, 2005, the Company entered into a waiver agreement with Donald Kark, Executive Vice President and Chief Technology Officer, in connection with his January 28, 2005, two-year employment agreement. The waiver agreement, which was completed in conjunction with the Company's efforts to reduce costs in 2005, includes Mr. Kark's agreement to accept a 29.6% decrease in his salary for a period of four and a half months. In connection with the waiver agreement with Mr. Kark, on March 25, 2005, the Board issued to Mr. Kark options to purchase 50,000 shares of InfoNow's common stock, which vest on September 25, 2005. On March 25, 2005, the Board also issued to Mr. Kark additional performance incentive stock options to purchase 100,000 shares of the Company's common stock, which will vest on December 30, 2005. Mr. Kark's employment agreement, effective as of March 6, 2005, provides for an annual base salary of $225,000 and for the periodic review and adjustment of Mr. Kark's base salary. Mr. Kark is eligible for an annual performance bonus up to a maximum of 30% of base annual salary based on overall Company performance and the achievement of individual performance targets. Mr. Kark is also provided a total term life policy benefit of $1,000,000 payable to his estate in the event of his death during the term of the agreement. If Mr. Kark is terminated without cause, he is entitled to a severance payment equal to 50% of his annual salary then in effect. If, during the terms of his agreement, Mr. Kark dies or is prevented from performing the essential function of his job by reason of illness or incapacity, he (or his estate) is entitled to severance payments equal to 25% of his annual base salary. The Company's stock option plans provide for accelerated vesting of stock options, at the discretion of the Governance Committee, in the event there is a change in control of the Company.

     On March 4, 2005, Michael W. Johnson resigned as our Chief Executive Officer, President and Chairman of our Board of Directors after having served as such and in other capacities since October 1995. Mr. Johnson, who beneficially owns approximately 15.1% of our common stock, (assuming his exercise in full of vested options and warrants) has agreed to remain on our Board of Directors. On March 22, 2005, the Company entered into a separation agreement with Mr. Johnson. The Separation agreement provides for the payment, until September 30, 2005, of Mr. Johnson's regular base salary in accordance with the Company's normal payroll policies, and the payment of a one-time lump sum on the next regularly scheduled payroll date after September 30, 2005 in an amount equal to eight months and four days of his annual salary. The total of all such salary payments will equal $312,500. Mr. Johnson will also receive a cash payment for accrued and unused vacation totaling $28,846. The Company also agreed to provide Mr. Johnson with continued employee benefits at levels equivalent to those prior to his separation and to pay the premiums on Mr. Johnson's separate life insurance policies until June 4, 2006. Under the terms of the separation agreement, Mr. Johnson agreed to release the Company and each of its officers, directors and employees from any and all past, present or future actions or claims that Mr. Johnson may have against the Company and its officers, directors and employees. The Company agreed to release Mr. Johnson from any and all past, present and future actions or claims that the Company may have against Mr. Johnson. Mr. Johnson also agreed to maintain the confidentiality of the Company's confidential and proprietary information learned in the course of his employment with the Company and, for a period of twelve months following the date of his separation with the Company, not solicit any employee of the Company or its affiliates to leave the employ of the Company. In connection with Mr. Johnson's resignation and entry into the separation agreement with the Company, Mr. Johnson's employment agreement providing for, among other things, his employment as the Company's Chief Exeuctive Officer was terminated.

Certain Relationships and Related Transactions

On December 13, 2004, the Board unanimously approved the acceleration of the vesting of all outstanding Company stock options having an exercise price greater than $1.19, the fair market value of the underlying shares of common stock at the close of market on the grant date as quoted on the Nasdaq Stock Market, that had been previously granted to employees and directors of the Company as of December 13, 2004. As a result, 116,667 options previously granted to Harry Herbst, 21,458 options previously granted to James Medina, 244,444 options previously granted to Mark Geene, 29,167 options previously granted to Donald Kark, and 194,712 options previously granted to Michael Johnson, which had not yet vested became fully vested as of December 13, 2004.

     Other than the preceding paragraph, the separation agreement with Mr. Johnson, the amendment to Mr. Herbst's employment agreement, the waivers to the employment agreements with Messrs. Geene and Kark, and the letter agreement with Mr. Medina discussed above, there have been no transactions during the last two years, and there are no proposed transactions, to which we were or are to be a party in which any of our directors or nominees for director, executive officers, 5% stockholders, or any of the members of the immediate family of any of them had or is to have a direct or indirect material interest.

                             STOCKHOLDER PROPOSALS
                             ---------------------

No stockholder proposals were submitted for the 2005 Annual Meeting. Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2006 Annual Meeting of Stockholders of the Company, other than proposals recommending persons to be nominated by the Board, must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on December 9, 2005. Any proposals from stockholders recommending persons to be nominated by the Board in conjunction with the 2006 Annual Meeting of Stockholders, must be received by the Governance Committee at the Company's executive offices no less than 120 days nore more than 150 days prior to the date of the 2006 Annual Meeting of Stockholders, or if the date for the 2006 Annual Meeting is changed by more than 30 days from the date of this year's annual meeting, a reasonable time before InfoNow begins to print and mail its proxy materials.

     If a stockholder intends to submit a proposal at the 2006 Annual Meeting, which proposal is not to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, the Company must receive proper written notice on or before February 22, 2006. Under the rules promulgated by the SEC, stockholder proposals not included in the Company's proxy materials for its 2006 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 22, 2006. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2006 Annual Meeting unless the Company receives notice thereof by February 22, 2006 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934, as amended, are met.

                                 OTHER MATTERS
                                 -------------

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's common stock is based upon information contained in reports and/or schedules filed by such owner with the SEC.

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2004, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements included therein, for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission to any Stockholder (including any beneficial owner) upon written or oral request to InfoNow Corporation, Attn: Investor Relations, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202; Telephone: 303-293-0212. A copy of the exhibits to such report will be furnished to any Stockholder upon written request and payment of a nominal fee.

          IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     A number of brokers with account holders who are InfoNow's stockholders may be householding our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Company at: InfoNow Corporation, Attention: Investor Relations, 1875 Lawrence Street, Suite 1100, Denver, Colorado, 80202, or by calling 303-293-0212. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

                                             BY ORDER OF THE BOARD OF DIRECTORS:

                                            /s/ Jeffrey Peotter
                                            Jeffrey Peotter, Chairman

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